EXHIBIT 1.1

EXECUTION VERSION

VERIZON COMMUNICATIONS INC.

PURCHASE AGREEMENT FOR DEBT SECURITIES

Verizon Communications Inc., a Delaware corporation (the “Company”), proposes to issue and sell $2,250,000,000 aggregate principal amount of its Floating Rate Notes due 2016 (the “Floating Rate Notes due 2016”), $1,750,000,000 aggregate principal amount of its Floating Rate Notes due 2018 (the “Floating Rate Notes due 2018”), $4,250,000,000 aggregate principal amount of its 2.50% Notes due 2016 (the “Fixed Rate Notes due 2016”), $4,750,000,000 aggregate principal amount of its 3.65% Notes due 2018 (the “Fixed Rate Notes due 2018”), $4,000,000,000 aggregate principal amount of its 4.50% Notes due 2020 (the “Fixed Rate Notes due 2020”), $11,000,000,000 aggregate principal amount of its 5.15% Notes due 2023 (the “Fixed Rate Notes due 2023”), $6,000,000,000 aggregate principal amount of its 6.40% Notes due 2033 (the “Fixed Rate Notes due 2033”) and $15,000,000,000 aggregate principal amount of its 6.55% Notes due 2043 (the “Fixed Rate Notes due 2043” and, together with the Floating Rate Notes due 2016, the Floating Rate Notes due 2018, the Fixed Rate Notes due 2016, the Fixed Rate Notes due 2018, the Fixed Rate Notes due 2020, the Fixed Rate Notes due 2023 and the Fixed Rate Notes due 2033, the “New Notes”). The New Notes will have the terms and provisions that are summarized in the General Disclosure Package (as defined in the Standard Debt Securities Purchase Agreement Provisions (September 2013 Edition) (the “Standard Purchase Agreement Provisions”) attached hereto as Annex A) relating to the offering of the New Notes. Subject to the terms and conditions set forth or incorporated by reference herein, the Company agrees to sell, and the purchasers named in Schedule A attached hereto (the “Purchasers”) severally agree to purchase, the Floating Rate Notes due 2016 at 99.700% of their principal amount, the Floating Rate Notes due 2018 at 99.650% of their principal amount, the Fixed Rate Notes due 2016 at 99.623% of their principal amount, the Fixed Rate Notes due 2018 at 99.646% of their principal amount, the Fixed Rate Notes due 2020 at 99.470% of their principal amount, the Fixed Rate Notes due 2023 at 99.226% of their principal amount, the Fixed Rate Notes due 2033 at 99.150% of their principal amount and the Fixed Rate Notes due 2043 at 99.133% of their principal amount plus, in each case, accrued interest, if any, from September 18, 2013 to the date of payment and delivery thereof. The Floating Rate Notes due 2016 will be initially reoffered to the public at 100.000% of their principal amount, the Floating Rate Notes due 2018 will be initially reoffered to the public at 100.000% of their principal amount, the Fixed Rate Notes due 2016 will be initially reoffered to the public at 99.923% of their principal amount, the Fixed Rate Notes due 2018 will be initially reoffered to the public at 99.996% of their principal amount, the Fixed Rate Notes due 2020 will be initially reoffered to the public at 99.870% of their principal amount, the Fixed Rate Notes due 2023 will be initially reoffered to the public at 99.676% of their principal amount, the Fixed Rate Notes due 2033 will be initially reoffered to the public at 99.900% of their principal amount and the Fixed Rate Notes due 2043 will be initially reoffered to the public at 99.883% of their principal amount plus, in each case, accrued interest, if any, from September 18, 2013 to the date of payment and delivery thereof.

The Purchasers have advised the Company that they propose to offer the New Notes on the terms and conditions set forth herein and in the General Disclosure Package. All of the provisions contained in the Standard Purchase Agreement Provisions shall be deemed to be a part of this Purchase Agreement to the same extent as if such provisions had been set forth in full herein. For the avoidance of doubt, the provisions herein will supersede any provisions in the Standard Purchase Agreement Provisions where there may be a conflict. Unless otherwise defined herein, terms used in this Purchase Agreement that are defined in the Standard Purchase Agreement Provisions have the meanings set forth in the Standard Purchase Agreement Provisions.

CONDITIONS TO PURCHASERS’ OBLIGATIONS

The obligation of each Purchaser to purchase the New Notes on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations specified hereunder and in Article IV of the Standard Purchase Agreement Provisions and to the following additional conditions:

(A) The Purchasers or the Representatives shall have received on the Closing Date an opinion and letter of Debevoise & Plimpton LLP, counsel to the Company, each dated the Closing Date, substantially in the form set forth in Exhibits A-1 and A-2 hereto.

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(B) Article IV, paragraph (D) of the Standard Debt Securities Purchase Agreement Provisions shall be struck in its entirety and replaced with the following:

The Purchasers or the Representatives shall have received on the date hereof a letter from Ernst & Young LLP, independent registered public accountants for the Company, dated as of the date hereof, substantially to the effect set forth in Exhibit B hereto. In addition, on the Closing Date, the Purchasers or Representatives shall have received from Ernst & Young LLP, independent registered public accountants for the Company, dated as of the Closing Date, substantially to the effect set forth in Exhibit B hereto, except that (i) it shall cover the financial information in the Prospectus and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 5 business days prior to the Closing Date.

Exhibit C of the Standard Debt Securities Purchase Agreement Provisions shall be struck in its entirety and replaced with Exhibit B hereto.

(C) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Purchase Agreement, (i) no downgrading shall have occurred in the rating accorded the New Notes or any other debt securities issued or guaranteed by the Company by either Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services and (ii) neither Moody’s Investors Service, Inc. nor Standard & Poor’s Ratings Services shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the New Notes or of any other debt securities issued or guaranteed by the Company (other than an announcement with positive implications of a possible upgrading).

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

In addition to the representations and warranties contained in Article VII of Standard Purchase Agreement Provisions, the Company represents and warrants to the several Purchasers that the pro forma financial information and the related notes thereto incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus have been prepared in accordance with the applicable requirements of the Act and the Exchange Act in all material respects, as applicable, and the material assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Pricing Prospectus and the Prospectus.

CLOSING:

The closing will be held on September 18, 2013 (the “Closing Date”) at the offices of Debevoise & Plimpton LLP at 919 Third Avenue, New York, New York. Subject to the terms and conditions set forth or incorporated by reference herein, the Purchasers agree to pay for the New Notes by wire transfer in same day funds to an account designated by the Company upon delivery of such New Notes at 9:00 a.m. (New York City time) on the Closing Date, or at such other time, not later than the seventh full business day thereafter, as shall be agreed upon by the Company and the Purchasers or the firm or firms designated as the representative or representatives, as the case may be, of the Purchasers (the “Representatives”).

RESALE:

The Purchasers represent that they intend to resell the New Notes, and, therefore, the provisions applicable to Reselling Purchasers in the Standard Purchase Agreement Provisions will be applicable.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Purchaser represents and agrees that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of New Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to such offer that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, it may, with effect from and including the Relevant Implementation Date, make an offer of New Notes to the public in that Relevant Member State at any time:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

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(b)	to fewer than 100, or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive) as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives, on behalf of the underwriters, for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer shall require the Company to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of New Notes to the public” in relation to any New Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the New Notes to be offered so as to enable an investor to decide to purchase or subscribe the New Notes, as the expression may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Each Purchaser represents and agrees that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)), received by it in connection with the issue or sale of the New Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(b)	it has complied and will comply with all applicable provisions of the FSMA and of the Financial Services Act of 2012 with respect to anything done by it in relation to the New Notes in, from or otherwise involving the United Kingdom.

Each Purchaser represents and agrees that the New Notes will not be offered or sold in Hong Kong other than (a) to ‘‘professional investors’’ as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the New Notes which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or will be issued in Hong Kong or elsewhere other than with respect to New Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Each Purchaser represents and agrees that it will not circulate or distribute any prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the New Notes, nor will it offer or sell the notes, or make the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act (Chapter 289) (the ‘‘SFA’’), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Each Purchaser acknowledges that where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, then securities, debentures and units of securities and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (ii) where no consideration is given for the transfer; or (iii) by operation of law.

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Each Purchaser further represents and agrees that it has not offered, sold or delivered and that it will not offer, sell or deliver, directly or indirectly, any of the New Notes or distribute the Prospectus or any other material relating to the New Notes, in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with the applicable laws and regulations thereof.

ISSUER FREE WRITING PROSPECTUSES:

Any Issuer General Use Free Writing Prospectus relating to the offering of the New Notes is identified in Schedule B attached hereto and any Issuer Limited Use Free Writing Prospectus relating to the offering of the New Notes is identified in Schedule C attached hereto.

APPLICABLE TIME:

The “Applicable Time” for purposes of this Purchase Agreement shall be 1:00 p.m. (New York City time) on the date of this Purchase Agreement (such date, the “Pricing Date”).

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In witness whereof, the parties have executed this Purchase Agreement this 11th day of September, 2013.

BARCLAYS CAPITAL INC.
J.P. MORGAN SECURITIES LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
MORGAN STANLEY & CO. LLC
on behalf of themselves and as Representatives of the several Purchasers named in Schedule A hereto

J.P MORGAN SECURITIES LLC

By:	/s/ Maria Sramek
Name:	Maria Sramek
Title:	Executive Director

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name:	Yurij Slyz
Title:	Executive Director

VERIZON COMMUNICATIONS INC.

By:	/s/ Janet M. Garrity
Name:	Janet M. Garrity
Title:	Assistant Treasurer

[Signature Page to Purchase Agreement]

SCHEDULE A

The names of the Purchasers and the principal amount of New Notes which each respectively agrees to purchase are as follows:

	Principal Amount	Principal Amount	Principal Amount	Principal Amount
	of Floating Rate	of Floating Rate	of Fixed Rate Notes	of Fixed Rate Notes
Name	Notes due 2016	Notes due 2018	due 2016	due 2018
Barclays Capital Inc.	$353,250,000	$274,750,000	$667,250,000	$745,750,000
J.P. Morgan Securities LLC	353,250,000	274,750,000	667,250,000	745,750,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	353,250,000	274,750,000	667,250,000	745,750,000
Morgan Stanley & Co. LLC	353,250,000	274,750,000	667,250,000	745,750,000
Citigroup Global Markets Inc.	108,000,000	84,000,000	204,000,000	228,000,000
Credit Suisse Securities (USA) LLC	108,000,000	84,000,000	204,000,000	228,000,000
Mitsubishi UFJ Securities (USA), Inc.	108,000,000	84,000,000	204,000,000	228,000,000
Mizuho Securities USA Inc.	108,000,000	84,000,000	204,000,000	228,000,000
RBC Capital Markets, LLC	108,000,000	84,000,000	204,000,000	228,000,000
RBS Securities Inc.	108,000,000	84,000,000	204,000,000	228,000,000
Wells Fargo Securities, LLC	108,000,000	84,000,000	204,000,000	228,000,000
Deutsche Bank Securities Inc.	40,500,000	31,500,000	76,500,000	85,500,000
Santander Investment Securities Inc.	40,500,000	31,500,000	76,500,000	85,500,000

Total	$2,250,000,000	$1,750,000,000	$4,250,000,000	$4,750,000,000

	Principal Amount	Principal Amount	Principal Amount	Principal Amount
	of Fixed Rate	of Fixed Rate Notes	of Fixed Rate Notes	of Fixed Rate Notes
Name	Notes due 2020	due 2023	due 2033	due 2043
Barclays Capital Inc.	$628,000,000	$1,727,000,000	$942,000,000	$2,355,000,000
J.P. Morgan Securities LLC	628,000,000	1,727,000,000	942,000,000	2,355,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	628,000,000	1,727,000,000	942,000,000	2,355,000,000
Morgan Stanley & Co. LLC	628,000,000	1,727,000,000	942,000,000	2,355,000,000
Citigroup Global Markets Inc.	192,000,000	528,000,000	288,000,000	720,000,000
Credit Suisse Securities (USA) LLC	192,000,000	528,000,000	288,000,000	720,000,000
Mitsubishi UFJ Securities (USA), Inc.	192,000,000	528,000,000	288,000,000	720,000,000
Mizuho Securities USA Inc.	192,000,000	528,000,000	288,000,000	720,000,000
RBC Capital Markets, LLC	192,000,000	528,000,000	288,000,000	720,000,000
RBS Securities Inc.	192,000,000	528,000,000	288,000,000	720,000,000
Wells Fargo Securities, LLC	192,000,000	528,000,000	288,000,000	720,000,000
Deutsche Bank Securities Inc.	72,000,000	198,000,000	108,000,000	270,000,000
Santander Investment Securities Inc.	72,000,000	198,000,000	108,000,000	270,000,000

Total	$4,000,000,000	$11,000,000,000	$6,000,000,000	$15,000,000,000

Sch. A-1

SCHEDULE B

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

Final Term Sheet

September 11, 2013

VERIZON COMMUNICATIONS INC.

$2,250,000,000 Floating Rate Notes due 2016

$1,750,000,000 Floating Rate Notes due 2018

$4,250,000,000 2.50% Notes due 2016

$4,750,000,000 3.65% Notes due 2018

$4,000,000,000 4.50% Notes due 2020

$11,000,000,000 5.15% Notes due 2023

$6,000,000,000 6.40% Notes due 2033

$15,000,000,000 6.55% Notes due 2043

Issuer:	Verizon Communications Inc. (the “Company”)

Title of Securities:	Floating Rate Notes due 2016
Floating Rate Notes due 2018
2.50% Notes due 2016 (the “Fixed Rate Notes due 2016”)
3.65% Notes due 2018 (the “Fixed Rate Notes due 2018”)
4.50% Notes due 2020 (the “Fixed Rate Notes due 2020”)
5.15% Notes due 2023 (the “Fixed Rate Notes due 2023”)
6.40% Notes due 2033 (the “Fixed Rate Notes due 2033”)
6.55% Notes due 2043 (the “Fixed Rate Notes due 2043” and, collectively with the Floating Rate Notes due 2016, the Floating Rate Notes due 2018, the Fixed Rate Notes due 2016, the Fixed Rate Notes due 2018, the Fixed Rate Notes due 2020, the Fixed Rate Notes due 2023 and the Fixed Rate due 2033, the “Notes”)

Trade Date:	September 11, 2013

Settlement Date (T+5):	September 18, 2013

Under Rule l5c6-l under the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the third business day before the settlement date will be required, by virtue of the fact that the Notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes on the date of pricing or the next business day should consult their advisors

Maturity Date:	Floating Rate Notes due 2016:	September 15, 2016
	Floating Rate Notes due 2018:	September 14, 2018
	Fixed Rate Notes due 2016:	September 15, 2016
	Fixed Rate Notes due 2018:	September 14, 2018
	Fixed Rate Notes due 2020:	September 15, 2020
	Fixed Rate Notes due 2023:	September 15, 2023
	Fixed Rate Notes due 2033:	September 15, 2033

Sch. B-1

	Fixed Rate Notes due 2043:	September 15, 2043

Aggregate Principal Amount Offered:	Floating Rate Notes Due 2016:	$2,250,000,000
	Floating Rate Notes Due 2018:	$1,750,000,000
	Fixed Rate Notes due 2016:	$4,250,000,000
	Fixed Rate Notes due 2018:	$4,750,000,000
	Fixed Rate Notes due 2020:	$4,000,000,000
	Fixed Rate Notes due 2023:	$11,000,000,000
	Fixed Rate Notes due 2033:	$6,000,000,000
	Fixed Rate Notes due 2043:	$15,000,000,000

Price to Public (Issue Price):	Floating Rate Notes due 2016: 100.000% plus accrued interest, if any, from September 18, 2013
	Floating Rate Notes due 2018: 100.000% plus accrued interest, if any, from September 18, 2013
	Fixed Rate Notes due 2016: 99.923% plus accrued interest, if any, from September 18, 2013
	Fixed Rate Notes due 2018: 99.996% plus accrued interest, if any, from September 18, 2013
	Fixed Rate Notes due 2020: 99.870% plus accrued interest, if any, from September 18, 2013
	Fixed Rate Notes due 2023: 99.676% plus accrued interest, if any, from September 18, 2013
	Fixed Rate Notes due 2033: 99.900% plus accrued interest, if any, from September 18, 2013
	Fixed Rate Notes due 2043: 99.883% plus accrued interest, if any, from September 18, 2013

Gross Spread:	Floating Rate Notes due 2016:	0.30%
	Floating Rate Notes due 2018:	0.35%
	Fixed Rate Notes due 2016:	0.30%
	Fixed Rate Notes due 2018:	0.35%
	Fixed Rate Notes due 2020:	0.40%
	Fixed Rate Notes due 2023:	0.45%
	Fixed Rate Notes due 2033:	0.75%
	Fixed Rate Notes due 2043:	0.75%

Price to Verizon:	Floating Rate Notes due 2016:	99.700%
	Floating Rate Notes due 2018:	99.650%
	Fixed Rate Notes due 2016:	99.623%
	Fixed Rate Notes due 2018:	99.646%
	Fixed Rate Notes due 2020:	99.470%
	Fixed Rate Notes due 2023:	99.226%
	Fixed Rate Notes due 2033:	99.150%
	Fixed Rate Notes due 2043:	99.133%

Interest Rate:	Floating Rate Notes due 2016:	Three-month LIBOR plus 1.53%, to be reset quarterly as described in the Prospectus Supplement
	Floating Rate Notes due 2018:	Three-month LIBOR plus 1.75%, to be reset quarterly as described in the Prospectus Supplement
	Fixed Rate Notes due 2016:	2.50% per annum
	Fixed Rate Notes due 2018:	3.65% per annum

Sch. B-2

	Fixed Rate Notes due 2020:	4.50% per annum
	Fixed Rate Notes due 2023:	5.15% per annum
	Fixed Rate Notes due 2033:	6.40% per annum
	Fixed Rate Notes due 2043:	6.55% per annum

Interest Payment Dates:	Floating Rate Notes due 2016: Quarterly on each March 15, June 15, September 15, and December 15, commencing December 15, 2013
Floating Rate Notes due 2018: Quarterly on each March 14, June 14, September 14, and December 14, commencing December 14, 2013
Fixed Rate Notes due 2016: Semiannually on each March 15 and September 15, commencing March 15, 2014
Fixed Rate Notes due 2018: Semiannually on each March 14 and September 14, commencing March 14, 2014
Fixed Rate Notes due 2020: Semiannually on each March 15 and September 15, commencing March 15, 2014
Fixed Rate Notes due 2023: Semiannually on each March 15 and September 15, commencing March 15, 2014
Fixed Rate Notes due 2033: Semiannually on each March 15 and September 15, commencing March 15, 2014
Fixed Rate Notes due 2043: Semiannually on each March 15 and September 15, commencing March 15, 2014

Denominations:	Minimum of $2,000 and integral multiples of $1,000 in excess of $2,000

Optional Redemption:	Floating Rate Notes due 2016: Not redeemable prior to maturity, except as described below

Floating Rate Notes due 2018: Not redeemable prior to maturity, except as described below

Fixed Rate Notes due 2016: Make-whole call at the greater of 100% of the principal amount of the Fixed Rate Notes due 2016 being redeemed or the discounted present value at Treasury Rate plus 30 basis points plus accrued and unpaid interest

Fixed Rate Notes due 2018: Make-whole call at the greater of 100% of the principal amount of the Fixed Rate Notes due 2018 being redeemed or the discounted present value at Treasury Rate plus 35 basis points plus accrued and unpaid interest

Fixed Rate Notes due 2020: Make-whole call at the greater of 100% of the principal amount of the Fixed Rate Notes due 2020 being redeemed or the discounted present value at Treasury Rate plus 35 basis points plus accrued and unpaid interest

Fixed Rate Notes due 2023: Make-whole call at any time at the greater of 100% of the principal amount of the Fixed Rate Notes due 2023 being redeemed or the discounted present value at Treasury Rate plus 40 basis points plus accrued and unpaid interest

Fixed Rate Notes due 2033: Make-whole call at any time at the greater of 100% of the principal amount of the Fixed Rate Notes due 2033 being redeemed or the discounted present value at Treasury Rate plus 40 basis points plus accrued and unpaid interest

Sch. B-3

Fixed Rate Notes due 2043: Make-whole call at any time at the greater of 100% of the principal amount of the Fixed Rate Notes due 2043 being redeemed or the discounted present value at Treasury Rate plus 45 basis points plus accrued and unpaid interest

Special Mandatory Redemption:	Floating Rate Notes due 2016: In the event that the Acquisition (defined below) has not occurred on or before September 2, 2014 or the Acquisition Agreement (defined below) is terminated on or at any time prior thereto, the Company must redeem at 101% of the aggregate principal amount of the Floating Rate Notes due 2016, plus accrued and unpaid interest from September 18, 2013 up until the earlier of (i) October 2, 2014, if the Acquisition has not been completed on or prior to September 2, 2014 or (ii) the twentieth business day following the termination of the Acquisition Agreement (defined below)

Floating Rate Notes due 2018: In the event that the Acquisition has not occurred on or before September 2, 2014 or the Acquisition Agreement (defined below) is terminated on or at any time prior thereto, the Company must redeem at 101% of the aggregate principal amount of the Floating Rate Notes due 2018, plus accrued and unpaid interest from September 18, 2013 up until the earlier of (i) October 2, 2014, if the Acquisition has not been completed on or prior to September 2, 2014 or (ii) the twentieth business day following the termination of the Acquisition Agreement

Fixed Rate Notes due 2016: In the event that the Acquisition has not occurred on or before September 2, 2014 or the Acquisition Agreement (defined below) is terminated on or at any time prior thereto, the Company must redeem at 101% of the aggregate principal amount of the Fixed Rate Notes due 2016, plus accrued and unpaid interest from September 18, 2013 up until the earlier of (i) October 2, 2014, if the Acquisition has not been completed on or prior to September 2, 2014 or (ii) the twentieth business day following the termination of the Acquisition Agreement

Fixed Rate Notes due 2018: In the event that the Acquisition has not occurred on or before September 2, 2014 or the Acquisition Agreement (defined below) is terminated on or at any time prior thereto, the Company must redeem at 101% of the aggregate principal amount of the Fixed Rate Notes Due 2018, plus accrued and unpaid interest from September 18, 2013 up until the earlier of (i) October 2, 2014, if the Acquisition has not been completed on or prior to September 2, 2014 or (ii) the twentieth business day following the termination of the Acquisition Agreement

Fixed Rate Notes due 2020: In the event that the Acquisition has not occurred on or before September 2, 2014 or the Acquisition Agreement (defined below) is terminated on or at any time prior thereto, the Company must redeem at 101% of the aggregate principal amount of the Fixed Rate Notes Due 2020, plus accrued and unpaid interest from September 18, 2013 up until the earlier of (i) October 2, 2014, if the Acquisition has not been completed on or prior to September 2, 2014 or (ii) the twentieth business day following the termination of the Acquisition Agreement

Sch. B-4

Fixed Rate Notes due 2023: In the event that the Acquisition has not occurred on or before September 2, 2014 or the Acquisition Agreement (defined below) is terminated on or at any time prior thereto, the Company must redeem at 101% of the aggregate principal amount of the Fixed Rate Notes Due 2023, plus accrued and unpaid interest from September 18, 2013 up until the earlier of (i) October 2, 2014, if the Acquisition has not been completed on or prior to September 2, 2014 or (ii) the twentieth business day following the termination of the Acquisition Agreement

Fixed Rate Notes due 2033: In the event that the Acquisition has not occurred on or before September 2, 2014 or the Acquisition Agreement (defined below) is terminated on or at any time prior thereto, the Company must redeem at 101% of the aggregate principal amount of the Fixed Rate Notes due 2033, plus accrued and unpaid interest from September 18, 2013 up until the earlier of (i) October 2, 2014, if the Acquisition has not been completed on or prior to September 2, 2014 or (ii) the twentieth business day following the termination of the Acquisition Agreement

Fixed Rate Notes due 2043: In the event that the Acquisition has not occurred on or before September 2, 2014 or the Acquisition Agreement (defined below) is terminated on or at any time prior thereto, the Company must redeem at 101% of the aggregate principal amount of the Fixed Rate Notes due 2043, plus accrued and unpaid interest from September 18, 2013 up until the earlier of (i) October 2, 2014, if the Acquisition has not been completed on or prior to September 2, 2014 or (ii) the twentieth business day following the termination of the Acquisition Agreement

Use of Proceeds:	On September 2, 2013, the Company entered into a stock purchase agreement (the “Acquisition Agreement”) with Vodafone Group Plc and Vodafone 4 Limited, pursuant to which the Company agreed to acquire Vodafone’s 45% indirect ownership interest in Cellco Partnership d/b/a/ Verizon Wireless for consideration totaling approximately $130 billion (the “Acquisition”)

The Company intends to use the net proceeds from the sale of the Notes, together with other indebtedness and available cash, to finance the Acquisition, including the payment of related fees and expenses

Acquisition Agreement:	On September 11, 2013, Vodafone consented under Section 5.9(c) of the Acquisition Agreement to the reduction of the aggregate amount of all unfunded commitments in respect of the Company’s financing for the Acquisition to an amount not less than $12 billion as a result of the issuance of the Notes offered hereby

Representatives:	Barclays Capital Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC

Relationships with Purchasers:	On September 9, 2013, affiliates of Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Mitsubishi UFJ Securities (USA), Inc., Mizuho Securities USA Inc., RBC Capital Markets, LLC, RBS Securities Inc., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc. and Santander Investment Securities Inc., each of which is acting as an underwriter for this offering, became lenders under the Credit Agreement (as defined in the Prospectus Supplement)

Sch. B-5

Allocation:

	Principal Amount	Principal Amount	Principal Amount	Principal Amount
	of Floating Rate	of Floating Rate	of Fixed Rate Notes	of Fixed Rate Notes
	Notes due 2016	Notes due 2018	due 2016	due 2018
Barclays Capital Inc.	$353,250,000	$274,750,000	$667,250,000	$745,750,000
J.P. Morgan Securities LLC	353,250,000	274,750,000	667,250,000	745,750,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	353,250,000	274,750,000	667,250,000	745,750,000
Morgan Stanley & Co. LLC	353,250,000	274,750,000	667,250,000	745,750,000
Citigroup Global Markets Inc.	108,000,000	84,000,000	204,000,000	228,000,000
Credit Suisse Securities (USA) LLC	108,000,000	84,000,000	204,000,000	228,000,000
Mitsubishi UFJ Securities (USA), Inc.	108,000,000	84,000,000	204,000,000	228,000,000
Mizuho Securities USA Inc.	108,000,000	84,000,000	204,000,000	228,000,000
RBC Capital Markets, LLC	108,000,000	84,000,000	204,000,000	228,000,000
RBS Securities Inc.	108,000,000	84,000,000	204,000,000	228,000,000
Wells Fargo Securities, LLC	108,000,000	84,000,000	204,000,000	228,000,000
Deutsche Bank Securities Inc.	40,500,000	31,500,000	76,500,000	85,500,000
Santander Investment Securities Inc.	40,500,000	31,500,000	76,500,000	85,500,000

	$2,250,000,000	$1,750,000,000	$4,250,000,000	$4,750,000,000

Allocation:

	Principal Amount	Principal Amount	Principal Amount	Principal Amount
	of Fixed Rate	of Fixed Rate Notes	of Fixed Rate Notes	of Fixed Rate Notes
	Notes due 2020	due 2023	due 2033	due 2043
Barclays Capital Inc.	$628,000,000	$1,727,000,000	$942,000,000	$2,355,000,000
J.P. Morgan Securities LLC	628,000,000	1,727,000,000	942,000,000	2,355,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	628,000,000	1,727,000,000	942,000,000	2,355,000,000
Morgan Stanley & Co. LLC	628,000,000	1,727,000,000	942,000,000	2,355,000,000
Citigroup Global Markets Inc.	192,000,000	528,000,000	288,000,000	720,000,000
Credit Suisse Securities (USA) LLC	192,000,000	528,000,000	288,000,000	720,000,000
Mitsubishi UFJ Securities (USA), Inc.	192,000,000	528,000,000	288,000,000	720,000,000
Mizuho Securities USA Inc.	192,000,000	528,000,000	288,000,000	720,000,000
RBC Capital Markets, LLC	192,000,000	528,000,000	288,000,000	720,000,000
RBS Securities Inc.	192,000,000	528,000,000	288,000,000	720,000,000
Wells Fargo Securities, LLC	192,000,000	528,000,000	288,000,000	720,000,000
Deutsche Bank Securities Inc.	72,000,000	198,000,000	108,000,000	270,000,000
Santander Investment Securities Inc.	72,000,000	198,000,000	108,000,000	270,000,000

	$4,000,000,000	$11,000,000,000	$6,000,000,000	$15,000,000,000

Sch. B-6

Reference Document:	Prospectus Supplement, subject to completion, dated September 9, 2013; Prospectus dated September 3, 2013.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll-free at 1-888-603-5847, J.P. Morgan Securities LLC collect at 1-212-834-4533, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322 or Morgan Stanley& Co. LLC toll-free at 1-866-718-1649.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

Sch. B-7

SCHEDULE C

ISSUER LIMITED USE FREE WRITING PROSPECTUSES

Fixed Income Investor Presentation Script, filed by Verizon Communications, Inc. with the Securities Exchange Commission pursuant to Rule 425 and Rule 433 of the Securities Act of 1933 on September 9, 2013.

Fixed Income Investor Presentation, filed by Verizon Communications Inc. with the Securities Exchange Commission pursuant to Rule 425 and Rule 433 under the Securities Act of 1933 on September 9, 2013.

Sch. C-1

EXHIBIT A-1

[Form of Opinion of Debevoise & Plimpton LLP]

BARCLAYS CAPITAL INC.

J.P. MORGAN SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

                              INCORPORATED

MORGAN STANLEY & CO. LLC

             As representatives of the several Purchasers

             named in Schedule 1 to the Purchase Agreement

c/o	J.P. Morgan Securities LLC

383 Madison Avenue, 28th Floor

New York, New York 10179

Verizon Communications Inc.

Ladies and Gentlemen:

We have acted as special counsel to Verizon Communications Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale today by the Company of (i) $2.25 billion aggregate principal amount of its Floating Rate Notes due 2016, (ii) $1.75 billion aggregate principal amount of its Floating Rate Notes due 2018, (iii) $4.25 billion aggregate principal amount of its 2.50% Notes due 2016, (iv) $4.75 billion aggregate principal amount of its 3.65% Notes due 2018, (v) $4.0 billion aggregate principal amount of its 4.50% Notes due 2020, (vi) $11.0 billion aggregate principal amount of its 5.15% Notes due 2023, (vii) $6.0 billion aggregate principal amount of its 6.40% Notes due 2033 and (viii) $15.0 billion aggregate principal amount of its 6.55% Notes due 2043 (collectively, the “Securities”) pursuant to the Purchase Agreement, dated September 11, 2013 (the “Purchase Agreement”), among the Company, you, as representatives of the several purchasers, and the other purchasers named therein (you and such other purchasers, collectively, the “Purchasers”). The Securities will be issued pursuant to the Indenture, dated as of December 1, 2000 between the Company as successor in interest to Verizon Global Funding Corp. and U.S. Bank National Association (as successor to Wachovia Bank, National Association, formerly known as First Union National Bank), as trustee (the “Trustee”), as amended by supplemental indentures no. 1, 2 and 3 (as amended and supplemented, the “Indenture”).

We are delivering this letter to you pursuant to Section A of the Conditions to Purchasers’ Obligations contained in of the Purchase Agreement.

As used herein, the following terms shall have the following meanings: The term “DGCL” means the General Corporation Law of the State of Delaware, as currently in effect. The term “Material Adverse Effect” means a material adverse effect on the business, operations, property or financial condition of the Company and its subsidiaries taken as a whole. The term “1940 Act” means the Investment Company Act of 1940, as amended. The term “Prospectus” means the base prospectus, dated September 3, 2013 relating to the Company’s registration statement on Form S-3 (Registration No. 333-190954) filed as part of such registration statement (the “Base Prospectus”) , as supplemented by, and together with, the prospectus supplement, dated September 11, 2013, relating to the Securities, in the form filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended. The term “Preliminary Prospectus Supplement” means the preliminary prospectus supplement, dated September 9, 2013, relating to the Securities, in the form filed with the SEC pursuant to Rule 424(b) under the 1933 Act. The term “Time of Sale Information” means, collectively, the Base Prospectus, Preliminary Prospectus Supplement, and the final term sheet in the form filed with the SEC pursuant to Rule 433 under the 1933 Act.

Ex. A-1-1

In rendering the opinions expressed below, (a) we have examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of such agreements, documents and records of the Company and its subsidiaries and such other instruments and certificates of public officials, officers and representatives of the Company and its subsidiaries and others as we have deemed necessary or appropriate for the purposes of such opinions, (b) we have examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials, officers and representatives of the Company and its subsidiaries and others delivered to us and the representations and warranties contained in or made pursuant to the Purchase Agreement and (c) we have made such investigations of law as we have deemed necessary or appropriate as a basis for such opinions. In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents that we examined, (iii) the conformity to authentic originals and completeness of documents submitted to us as certified, conformed or reproduction copies, (iv) the legal capacity of all natural persons executing documents, (v) the power and authority of the Trustee to enter into and perform its obligations under the Indenture, (vi) the due authorization, execution and delivery of the Indenture by the Company and the Trustee, (vii) the enforceability of the Indenture against the Trustee and (viii) the due authentication of the Securities on behalf of the Trustee in the manner provided in the Indenture.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, we are of the opinion that:

1. The Purchase Agreement has been duly authorized, executed and delivered by or on behalf of the Company.

2. The Indenture constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

3. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

4. The Securities have been duly authorized and executed by or on behalf of the Company, and, when issued and authenticated on behalf of the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Purchasers today in accordance with the terms of the Purchase Agreement, the Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms , and will be entitled to the benefits of the Indenture.

5. The statements in the Time of Sale Information and in the Prospectus under the headings “Description of the Notes” and “Description of Debt Securities,” when taken together, insofar as such statements purport to summarize certain provisions of the Indenture and the Securities, are accurate in all material respects.

6. No consent or authorization of, approval by, notice to or filing with any United States Federal, or New York State or (insofar as the DGCL is concerned) Delaware governmental authority is required under United States Federal or New York State law or the DGCL to be obtained or made on or prior to the date hereof by the Company for the issuance and sale today by the Company of the Securities in accordance with the terms of the Indenture and the Purchase Agreement; except for any consents, authorizations, approvals, notices and filings that have been obtained or made and are in full force and effect and those consents, authorizations, approvals, notices and filings that, individually or in the aggregate, if not made, obtained or done would not to our knowledge have a Material Adverse Effect; provided that we express no opinion in this paragraph 6 with respect to United States Federal or state securities laws or any United States Federal or state law, rule or regulation applicable to the provision of telecommunications services.

7. The execution and delivery by the Company of the Purchase Agreement, did not, and the issuance and sale today by the Company of Securities in accordance with the terms of the Indenture and the Purchase Agreement will not, violate any United States Federal or New York State law, rule or regulation known to us to be applicable to the Company or the DGCL, or any existing judgment, order or decree of any United States Federal or New York State or (insofar as the DGCL is concerned) Delaware court or other governmental authority known to us to be binding upon the Company except for such violations that to our knowledge would not have a Material Adverse Effect; provided that we express no opinion in this paragraph 7 with respect to United States Federal or state securities laws or any United States Federal or state law, rule or regulation applicable to the provision of telecommunications services.

Ex. A-1-2

8. The Company is not, and, on the date hereof after giving effect to the offering and sale of the Securities in the manner contemplated in the Purchase Agreement and the Prospectus, will not be, required to be registered as an “investment company” (as defined in the 1940 Act) under the 1940 Act.

9. Subject to the assumptions, qualifications and limitations set forth in the Prospectus, the statements of United States Federal income tax law under the heading “United States Federal Income Tax Considerations” in the Time of Sale Information and the Prospectus, as they relate to the Securities, are accurate in all material respects.

Our opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws, and other similar laws relating to or affecting creditors’ rights or remedies generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) concepts of good faith, reasonableness and fair dealing, and standards of materiality and (iv) limitations on the validity or enforceability of indemnification, contribution or exculpation under applicable law (including court decisions) or public policy. Without limiting the foregoing, we express no opinion as to the validity, binding effect or enforceability of any provision of the Indenture or the Securities that purports to (i) waive, release or vary any defense, right or privilege of, or any duties owing to, any party to the extent that such waiver, release or variation may be limited by applicable law, (ii) constitute a waiver of inconvenient forum or improper venue, (iii) relate to the subject matter jurisdiction of a court to adjudicate any controversy, (iv) grant a right to collect any amount that a court determines to constitute unearned interest, post-judgment interest or a penalty or forfeiture, (v) maintain or impose any obligation to pay any amount in U.S. dollars, where a final judgment concerning such obligation is rendered in another currency, or (vi) provide for liquidated damages or otherwise specify or limit damages, liabilities or remedies. In addition, the enforceability of any provision in the Indenture, the Securities to the effect that (x) the terms thereof may not be waived or modified except in writing, (y) the express terms thereof supersede any inconsistent course of dealing, performance or usage or (z) certain determinations made by one party shall have conclusive effect, may be limited under certain circumstances.

For purposes of the opinion set forth in paragraph 7 as to any judgment, order or decree referred to therein, we have only endeavored, to the extent we have believed necessary, to determine from lawyers currently in our firm who have performed substantive legal services for the Company whether such services involved substantive attention in the form of legal representation concerning any judgment, order or decree of the nature referred to in such paragraph 7. We have not made any other review, search or investigation, whether of any public files or records or otherwise, with respect to such opinion.

We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the DGCL and the Federal laws of the United States of America, as currently in effect, in each case that in our experience are normally applicable to transactions of the type contemplated by the Purchase Agreement and the Indenture without regard to the particular nature of the business conducted by the Company.

The opinions expressed herein are solely for your benefit and, without our prior written consent, neither our opinions nor this opinion letter may be disclosed publicly to or relied upon by any other person. This opinion letter is limited to, and no opinion is implied or may be inferred beyond, the matters expressly stated herein. The opinions expressed herein are rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, changes in law, or other events or developments that hereafter may occur or be brought to our attention and that may alter, affect or modify the opinions expressed herein.

Very truly yours,

Ex. A-1-3

EXHIBIT A-2

[Form of Negative Assurance Letter of Debevoise & Plimpton LLP]

BARCLAYS CAPITAL INC.

J.P. MORGAN SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

                              INCORPORATED

MORGAN STANLEY & CO. LLC

As representatives of the several Purchasers

              named in Schedule 1 to the Purchase Agreement

c/o	J.P. Morgan Securities LLC

383 Madison Avenue, 28th Floor

New York, New York 10179

Verizon Communications Inc.

Ladies and Gentlemen:

We have acted as special counsel to Verizon Communications Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale today by the Company of (i) $2.25 billion aggregate principal amount of its Floating Rate Notes due 2016, (ii) $1.75 billion aggregate principal amount of its Floating Rate Notes due 2018, (iii) $4.25 billion aggregate principal amount of its 2.50% Notes due 2016, (iv) $4.75 billion aggregate principal amount of its 3.65% Notes due 2018, (v) $4.0 billion aggregate principal amount of its 4.50% Notes due 2020, (vi) $11.0 billion aggregate principal amount of its 5.15% Notes due 2023, (vii) $6.0 billion aggregate principal amount of its 6.40% Notes due 2033 and (viii) $15.0 billion aggregate principal amount of its 6.55% Notes due 2043 (collectively, the “Securities”) pursuant to the Purchase Agreement, dated September 11, 2013 (the “Purchase Agreement”), among the Company, you, as representatives of the several purchasers, and the other purchasers named therein (you and such other purchasers, collectively, the “Purchasers”). The Securities will be issued pursuant to the Indenture, dated as of December 1, 2000 , as amended and supplemented, between the Company as successor in interest to Verizon Global Funding Corp. and U.S. Bank National Association (as successor to Wachovia Bank, National Association, formerly known as First Union National Bank), as trustee (the “Trustee”).

We are delivering this letter to you pursuant to Section A of the Conditions to Purchasers’ Obligations contained in of the Purchase Agreement.

In so acting, we have reviewed the registration statement on Form S-3 (Registration No. 333- 190954), of the Company filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “1933 Act”), the Time of Sale Information (as defined below) and the final prospectus supplement, dated September 11, 2013 (the “Prospectus Supplement”), relating to the Securities, in the form filed with the SEC pursuant to Rule 424(b) under the 1933 Act. As used herein, the term “Registration Statement” means such registration statement on the date such registration statement is deemed to be effective pursuant to Rule 430B under the 1933 Act for purposes of liability under Section 11 of the 1933 Act of the Company and the Purchasers (which, for purposes hereof, is September 3, 2013 the “Effective Date”), including the information deemed to be a part of such registration statement as of the Effective Date pursuant to Rule 430B under the 1933 Act. The term “Base Prospectus” means the basic prospectus, dated September 3, 2013 filed as part of the Registration Statement. The term “Preliminary

Ex. A-2-1

To the Addressees Listed on Page One	2

Prospectus Supplement” means the preliminary prospectus supplement, dated September 9, 2013, relating to the Securities, in the form filed with the SEC pursuant to Rule 424(b) under the 1933 Act. The term “Time of Sale Information” means, collectively, the Base Prospectus, Preliminary Prospectus Supplement, and the final term sheet in the form filed with the SEC pursuant to Rule 433 under the 1933 Act and listed in Schedule A hereto. The term “Prospectus” means the Base Prospectus as supplemented by, and together with, the Prospectus Supplement.

We have reviewed and discussed the contents of the Registration Statement, the Time of Sale Information and the Prospectus with certain officers and employees of the Company, representatives of the Purchasers, Purchasers’ counsel and representatives of the Company’s independent accountants. Other than to the limited extent set forth in paragraphs 5 and 9 of our opinion letter, dated the date hereof, addressed to the Purchasers, we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of, the statements contained in the Registration Statement, the Time of Sale Information, the Prospectus, or the documents incorporated by reference in any of the foregoing, and have made no independent check or verification thereof. We have assumed, with your permission, the accuracy of the representations and warranties of the Company set forth in Section VII of Annex A of the Purchase Agreement as to its status as a “well-known seasoned issuer” as defined in Rule 405 under the 1933 Act.

On the basis of the foregoing, we advise you as follows:

(i) The Registration Statement, as of the Effective Date, and the Prospectus, as of the date of the Prospectus Supplement, appeared to us on their face to be appropriately responsive in all material respects to the requirements as to form of the 1933 Act and the applicable rules and regulations of the SEC thereunder, except that we express no view as to (a) the documents incorporated by reference in the Registration Statement or the Prospectus; (b) the financial statements, the related notes and schedules, and other financial and accounting or statistical data or information contained in or omitted from the Registration Statement or the Prospectus; (c) the report of management’s assessment of the effectiveness of internal control over financial reporting or the auditor’s attestation report on internal control over financial reporting contained in the Registration Statement or the Prospectus; (d) the statement of eligibility of the Trustee under the Indenture; or (e) Regulation S-T.

(ii) No facts have come to our attention that have caused us to believe that (a) the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (b) the Time of Sale Information, as of 1:00 p.m. New York City time on September 11, 2013, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (c) the Prospectus, as of the date of the Prospectus Supplement and as of the date and time of the delivery of this letter, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that in each case we express no belief as to (1) the financial statements, the related notes and schedules, and other financial and accounting or statistical data or information contained in or omitted from the Registration Statement, the Time of Sale Information or the Prospectus; (2) the report of management’s assessment of the effectiveness of internal control over financial reporting or the auditor’s attestation report on internal control over financial reporting contained in the Registration Statement, the Time of Sale Information or the Prospectus; or (3) the statement of eligibility of the Trustee under the Indenture.

(iii) The Registration Statement became effective upon filing under the 1933 Act, and, based exclusively on the telephone advice of the staff of the SEC, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for such purpose are pending before the SEC.

Ex. A-2-2

This letter is solely for your benefit and, without our prior written consent, neither our beliefs nor this letter may be disclosed to or relied upon by any other person. This letter is limited to the matters stated herein and no views are implied or may be inferred beyond the matters expressly stated herein. The beliefs expressed herein are rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, changes in law or other events or developments that hereafter may occur or be brought to our attention and that may alter, affect or modify the beliefs expressed herein.

Very truly yours,

Ex. A-2-3

EXHIBIT B

LETTER OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The letter of independent registered public accountants to be delivered pursuant to Article IV, paragraph (D) of the document entitled Standard Debt Securities Purchase Agreement Provisions (September 2013 Edition) shall be to the effect that:

At the Pricing Date, the Purchasers shall have received such number of copies as are necessary to provide one for each Purchaser of a letter satisfactory to the Purchasers or the Representatives and counsel to the Purchasers, dated as of the Pricing Date and encompassing the performance of certain procedures described in the letter as of a date not more than five business days prior to the Pricing Date, as applicable (the “Cutoff Date”), from Ernst & Young LLP confirming that they are independent registered public accountants with respect to Verizon Communications Inc. (the “Company”) within the meaning of the Securities Act of 1933, as amended (the “Act”), and the applicable published rules and regulations of the Commission thereunder, specifically Rule 2-01 of Regulation S-X, and stating in effect (1) that in their opinion, the financial statements and schedules audited by them and incorporated by reference in the Pricing Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the published rules and regulations thereunder, (2) that although they have not audited any financial statements of the Company as of any date or for any period subsequent to the prior-year audit, and although they have conducted an audit for that period, the purpose (and therefore the scope) of the audit was to enable them to express their opinion on the financial statements as of that date and for the year then ended, but not on the financial statements for any interim period within that year; therefore, they are unable to and do not express any opinion on the unaudited condensed consolidated balance sheet as of the latest available interim date, and the unaudited condensed consolidated statements of income, reinvested earnings, and cash flows for the latest available interim period subsequent to that prior-year audit which are included in the Pricing Prospectus and for the comparable period of the preceding year; they have performed the procedures specified by the Public Company Accounting Oversight Board for a review of interim financial information as described in AU 722, Interim Financial Information, on the latest available unaudited interim condensed consolidated financial statements prepared by the Company, inquired of certain officials of the Company responsible for financial and accounting matters, and read the minutes of the Board of Directors and shareholders of the Company, all of which procedures have been agreed to by the Purchasers, nothing has come to their attention which caused them to believe that: (a) any unaudited interim condensed consolidated financial statements incorporated by reference in the Pricing Prospectus (i) do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations thereunder or (ii) have not been presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements incorporated by reference in the Pricing Prospectus; or (b) (i) as of the date of the latest available unaudited condensed consolidated interim financial statement prepared by the Company, there have been any changes in the capital stock or any increase in the short-term indebtedness or long-term debt of the Company or any decrease in net assets, in each case as compared with the amounts shown on the latest balance sheet incorporated by reference in the Pricing Prospectus, (ii) for the period from the date of the latest financial statements included or incorporated by reference in the Pricing Prospectus to the specified date referred to in the preceding clause (i), there were any decreases in operating revenues, operating income or net income, in each case as compared with the comparable period of the preceding year, or (iii) as of the Cutoff Date there have been any changes in the capital stock or any increase in the debt of the Company, or any decreases in net assets, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Pricing Prospectus, and (iv) for the period from the date of the latest available interim financial statement referred to in clause (b)(i) above to the Cutoff Date, there were any decreases in operating revenues, operating income or net income, in each case as compared with the comparable period of the preceding year, except in all instances for changes or decreases which the Pricing Prospectus discloses have occurred or may occur or as disclosed in such letter and except for changes occasioned by the declaration and payment of dividends on the stock of the Company or occasioned by sinking fund payments made on the debt securities of the Company, and (3) that they have performed the following additional procedures with respect to the ratios of earnings to fixed charges included or incorporated by reference in the Pricing Prospectus: (i) compared the amounts used in the computation of such ratios with the amounts included in the financial statements incorporated by reference in the Pricing Prospectus and noted agreement in all material respects, and (ii) recomputed the ratios and noted agreement in all material respects.

Ex. B-1

ANNEX A

VERIZON COMMUNICATIONS INC.

STANDARD DEBT SECURITIES PURCHASE AGREEMENT PROVISIONS

(September 2013 Edition)

Verizon Communications Inc., a Delaware corporation (the “Company”), may enter into one or more purchase agreements providing for the sale of Debt Securities to the purchaser or purchasers named therein (the “Purchasers”). The standard provisions set forth herein will be incorporated by reference in any such purchase agreement (“Purchase Agreement”). The Purchase Agreement, including these Standard Purchase Agreement Provisions incorporated therein by reference, is hereinafter referred to as “this Agreement.” Unless otherwise defined herein, terms used in this Agreement that are defined in the Purchase Agreement have the meanings set forth therein.

I. SALE OF THE DEBT SECURITIES

The Company proposes to issue one or more series of Debt Securities pursuant to the provisions of an indenture dated as of December 1, 2000 (the “Original Indenture”), as supplemented by the supplemental indenture dated as of May 15, 2001 (the “First Supplemental Indenture”), as further supplemented by the supplemental indenture dated as of September 29, 2004 (the “Second Supplemental Indenture”) and as further supplemented by the supplemental indenture dated as of February 1, 2006 (the “Third Supplemental Indenture,” and together with the Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”), between the Company and U.S. Bank National Association (as successor to Wachovia Bank, National Association, formerly known as First Union National Bank) (the “Trustee”). In a supplemental indenture to the Indenture, a resolution of the Board of Directors of the Company or an officers’ certificate pursuant to a supplemental indenture or board resolution specifically authorizing each new series of Debt Securities, the Company will designate the title of each new series of Debt Securities, and the aggregate principal amount, date or dates of maturity, dates for payment and rate of interest, redemption dates, prices, obligations and restrictions, if any, and any other terms with respect to each such series.

The Company has filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), Registration Statement No. 333-190954 relating to certain securities including the Company’s debt securities (“Debt Securities”), including a prospectus which relates to the Debt Securities, and has filed with, or transmitted for filing to, the Commission (or will promptly after the sale so file or transmit for filing) a prospectus supplement specifically relating to the particular series of Debt Securities to which this Agreement relates (such particular series being hereinafter referred to as the “New Notes”) pursuant to Rule 424(b) under the Act (“Rule 424(b)”). The various parts of Registration Statement No. 333-190954 including all exhibits and any schedules thereto but excluding the Statement of Eligibility of the Trustee under the Indenture and including any prospectus supplement relating to the New Notes that is filed with the Commission and deemed by virtue of Rule 430B to be part thereof, each as amended at the time such part of the registration statement became effective, are referred to collectively as the “Registration Statement;” the base prospectus filed as part of the Registration Statement, in the form in which it has been most recently filed with the Commission on or prior to the time identified in the Purchase Agreement as the “Applicable Time” (the “Applicable Time”) is referred to as the “Basic Prospectus;” the Basic Prospectus, as it may be amended and supplemented (including as amended or supplemented by any preliminary prospectus supplement) prior to the Applicable Time is referred to as the “Pricing Prospectus;” and the form of the final prospectus relating to the New Notes filed with the Commission pursuant to Rule 424(b) under the Act is referred to as the “Prospectus.” As used herein, the terms “Registration Statement,” “Basic Prospectus,” “Pricing Prospectus” and “Prospectus” shall include in each case the material, if any, incorporated by reference therein.

II. PURCHASERS’ REPRESENTATIONS AND RESALE

Each Purchaser severally and not jointly represents and warrants that the information furnished in writing by such Purchaser to the Company expressly for use in the Registration Statement, the Basic Prospectus, the Pricing Prospectus or the Prospectus or in any Issuer Free Writing Prospectus, as defined in Article VII hereof, does not and will not contain any untrue statement of a material fact and does not and will not omit any material fact in connection with such information necessary to make such information, in the light of the circumstances under which it was made, not misleading.

If the Purchasers advise the Company in the Purchase Agreement that they intend to resell the New Notes, the Company will assist the Purchasers as hereinafter provided. The terms of any such resale will be set forth in the Prospectus. The provisions of Paragraphs D, E, F and G of Article VI and Articles VIII, IX, X and XIII of this Agreement apply only to Purchasers that have advised the Company of their intention to resell the New Notes (“Reselling Purchasers”). All other provisions apply to any Purchaser, including a Reselling Purchaser.

Each Purchaser represents that it has not and agrees that it will not make any offer relating to the New Notes by means of a “free writing prospectus,” as defined in Rule 405 under the Act, required to be filed with the Commission, unless (i) the free writing prospectus is listed in Schedule B or Schedule C to the Purchase Agreement, (ii) the information contained in the free writing prospectus is immaterial to the offering of the New Notes, or (iii) the consent of the Company is obtained. Each Reselling Purchaser agrees to advise each person to whom it initially resells the New Notes, prior to such resale, of the availability of the Pricing Prospectus and each Issuer Free Writing Prospectus referred to in Schedule B to the Purchase Agreement.

III. CLOSING

The closing will be held at the office of the Company at One Verizon Way, Basking Ridge, New Jersey 07920, on the Closing Date. Concurrent with the delivery of the New Notes to the Purchasers or to the Representatives for the account of each Purchaser, payment of the full purchase price of the New Notes shall be made by wire transfer in same day funds to an account or accounts designated by the Company.

The Company agrees to make the New Notes available to the Purchasers or the Representatives for inspection at the office of U.S. Bank National Association in New York, New York or The Depository Trust Company, New York, New York, at least twenty-four hours prior to the time fixed for the delivery of the New Notes on the Closing Date.

IV. CONDITIONS TO PURCHASERS’ OBLIGATIONS

The respective obligations of the Purchasers hereunder are subject to the following conditions:

(A) The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Act shall be pending before or threatened by the Commission; since the latest date as of which information is given in the Pricing Prospectus, there shall have been no material adverse change in the business, business prospects, properties, financial condition or results of operations of the Company; and the Purchasers or the Representatives shall have received on the Closing Date the customary form of compliance certificate, dated the Closing Date and signed by the President or a Vice President of the Company, including the foregoing. The officer executing such certificate may rely upon the best of his or her knowledge as to proceedings pending or threatened.

(B) The Purchasers or the Representatives shall have received on the Closing Date an opinion of the General Counsel of the Company, or other counsel to the Company satisfactory to the Purchasers and counsel to the Purchasers, dated the Closing Date, substantially in the form set forth in Exhibit A hereto.

(C) The Purchasers or the Representatives shall have received on the Closing Date an opinion and a letter of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Purchasers, dated the Closing Date, substantially in the forms set forth in Exhibits B-1 and B-2 hereto.

(D) The Purchasers or the Representatives shall have received on the Closing Date a letter from Ernst & Young LLP, independent registered public accountants for the Company, dated as of the Closing Date, substantially to the effect set forth in Exhibit C hereto.

If any condition specified in this Article IV shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Purchasers by notice to the Company and such termination shall be without liability of any party to any other party except as provided in Articles VI and VII hereof.

V. CONDITIONS TO THE COMPANY’S OBLIGATIONS

The obligations of the Company hereunder are subject to the following conditions:

(A) The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission.

(B) The Company shall have received on the Closing Date the full purchase price of the New Notes purchased hereunder.

VI. COVENANTS OF THE COMPANY

In further consideration of the agreements contained herein of the Purchasers, the Company covenants to the several Purchasers as follows:

(A) To furnish to the Purchasers or the Representatives a copy of the Registration Statement including the materials, if any, incorporated by reference therein, to timely file with the Commission any Prospectus relating to the offering of the New Notes required to be filed by the Company pursuant to Rule 424(b) under the Act, and, during the period mentioned in (D) below, to supply as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as the Purchasers or the Representatives may reasonably request. The terms “supplement” and “amendment” or “amend” as used in this Agreement shall include all documents filed by the Company with the Commission subsequent to the effective date of the Registration Statement, or the date of the Basic Prospectus, the Pricing Prospectus or the Prospectus, as the case may be, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are deemed to be incorporated by reference therein.

(B) Before amending or supplementing the Registration Statement, the Basic Prospectus, the Pricing Prospectus or the Prospectus with respect to the New Notes, to furnish to any Purchaser or the Representatives, and to counsel for the Purchasers, a copy of each such proposed amendment or supplement.

(C) To pay the registration fees for the offering of the New Notes within the time period required by Rule 456(b)(1)(i) under the Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

The covenants in Paragraphs (D), (E), (F) and (G) apply only to Reselling Purchasers:

(D) The Company will notify the Reselling Purchasers promptly, at any time prior to completion of the resale of the New Notes by the Reselling Purchasers, and confirm the notice in writing, (i) of the delivery to the Commission for filing any document to be filed pursuant to the Exchange Act which will be incorporated by reference into the Registration Statement, (ii) of any request by the Commission for any amendment or supplement to the Registration Statement, to any document incorporated by reference therein or for any additional information, (iii) of the issuance by the Commission of any order directed to the Registration Statement or any document incorporated therein by reference or the initiation or threat of any challenge by the Commission to the accuracy or adequacy of any document incorporated by reference in the Registration Statement, (iv) the issuance by the Commission of any order suspending the use of the Pricing Prospectus or the Prospectus or of the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Act, (v) of receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) and (vi) of receipt by the Company of any notification with respect to the suspension of the qualification of the New Notes for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose.

(E) If, at any time prior to the completion of the resale of the New Notes during which, in the opinion of counsel for the Reselling Purchasers, the Prospectus (or, in lieu thereof, the notice referred to in Rule 173 under the Act) is required by law to be delivered, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make a statement therein, in light of the circumstances when the Prospectus is delivered to a subsequent purchaser, not materially misleading, or if it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and furnish, at its own expense (unless such amendment shall relate to information furnished by the Purchasers or the Representatives by or on behalf of the Purchasers in writing expressly for use in the Prospectus), to the Reselling Purchasers, the number of copies requested by the Reselling Purchasers or the Representatives of either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in light of the circumstances when the Prospectus is delivered to a subsequent purchaser, be misleading or so that the Prospectus will comply with applicable law.

(F) The Company represents that it has not and agrees that it will not make any offer relating to the New Notes that would constitute an “issuer free writing prospectus,” as defined in Rule 433(h)(1) under the Act, unless (i) listed in Schedule B or Schedule C to the Purchase Agreement, (ii) the information contained in the issuer free writing prospectus is immaterial to the offering of the New Notes, or (iii) the consent of the Purchasers is obtained. Any free writing prospectus consented to by the Purchasers under this paragraph, as well as any other “free writing prospectus” as defined in Rule 405 under the Act required to be filed with the Commission and consented to by the Company under Article II hereof, is referred to in this Agreement as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433(h)(1) under the Act, and has complied and will comply with the requirements of Rule 433 applicable to such Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(G) To use its best efforts to qualify the New Notes for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Purchasers or the Representatives shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection therewith; provided, however, that the Company, in complying with the foregoing provisions of this paragraph, shall not be required to qualify as a foreign company or to register or qualify as a broker or dealer in securities in any jurisdiction or to consent to service of process in any jurisdiction other than with respect to claims arising out of the offering or sale of the New Notes; and provided, further, that the Company shall not be required to continue the qualification of the New Notes beyond one year from the date of the sale of the New Notes.

VII. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the several Purchasers that (i) the Company is a “well-known seasoned issuer” (as defined in Rule 405 under the Act), the Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the Act), the Company has not received any notice from the Commission objecting to the Company’s use of the automatic shelf registration statement form pursuant to Rule 401(g)(2) under the Act, (ii) no order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering has been initiated or threatened by the Commission, as of the applicable effective date of the Registration Statement and any amendment thereto, (iii) each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Basic Prospectus, the Pricing Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the rules and regulations thereunder, (iv) each part of the Registration Statement filed with the Commission pursuant to the Act relating to the New Notes, when such part became effective (including each deemed effective date pursuant to Rule 430B(f)(2)), did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (v) on the effective date of the Registration Statement (including each deemed effective date pursuant to Rule 430B(f)(2)), the date of the Basic Prospectus, the Pricing Prospectus and the Prospectus and at all times subsequent to and including the Closing Date, the Registration Statement, the Basic Prospectus, the Pricing Prospectus and the Prospectus, as amended or supplemented, if applicable, complied or will comply in all material respects with the Act and the applicable rules and regulations thereunder, (vi) on the effective date of the Registration Statement (including each deemed effective date pursuant to Rule 430B(f)(2)), the Registration Statement did not contain, and as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, and on the date of the Prospectus, or any amendment or supplement thereto, and on the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that these representations and warranties do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information furnished to the Company by any Purchaser or the Representatives by or on behalf of any Purchaser in writing expressly for use therein or to statements or omissions in the Statement of Eligibility of the Trustee under the Indenture, (vii) as of the Applicable Time, neither (a) any Issuer General Use Free Writing Prospectus(es) (as defined below and identified in Schedule B to the Purchase Agreement) issued at or prior to the Applicable Time and the Pricing Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (b) any individual Issuer Limited Use Free Writing Prospectus (as defined below and identified in Schedule C to the Purchase Agreement), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty as to statements or omissions in any Issuer Free Writing Prospectus or the Pricing Prospectus based upon information furnished to the Company by any Purchaser or the Representatives by or on behalf of any Purchaser in writing expressly for use therein, (viii) each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer of the New Notes did not, does not and will not include any information conflicting with the information contained in the Registration Statement, (ix) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the New Notes and at the date of the Purchase Agreement the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Act, (x) there are no legal or governmental proceedings required to be described in the Basic Prospectus, the Pricing Prospectus or the Prospectus which are not described as required, (xi) the consummation of any transaction herein contemplated will not conflict with, result in the creation of any lien, charge or encumbrance upon any material property or asset of the Company or any of its subsidiaries pursuant to the terms of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or result in the violation of any statute, or any order, rule or regulation of any court or governmental agency or body by which the Company is bound, in each case, which would reasonably be expected to have a mateiral adverse effect on the financial condition of the Company and its subsidiaries taken as a whole and (xii) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended.

As used in this section and elsewhere in this Agreement:

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h)(1) under the Act relating to the New Notes that (i) is required to be filed with the Commission by the Company, (ii) is a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i) under the Act, whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Act because it contains a description of the New Notes or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission, or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B to the Purchase Agreement.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

VIII. INDEMNIFICATION

The Company agrees to indemnify and hold harmless each Reselling Purchaser and each person, if any, who controls such Reselling Purchaser within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus or the Prospectus (if used within the period set forth in

Paragraph (E) of Article VI hereof, and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company by any Reselling Purchaser or the Representatives by or on behalf of any Reselling Purchaser in writing expressly for use therein or by any statement or omission in the Statement of Eligibility of the Trustee under the Indenture.

Each Reselling Purchaser severally and not jointly agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company to the same extent as the foregoing indemnity from the Company to each Reselling Purchaser, but only with reference to information relating to said Reselling Purchaser furnished to the Company in writing by the Reselling Purchaser or the Representatives by or on behalf of said Reselling Purchaser expressly for use in the Registration Statement, the Basic Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus or the Prospectus.

In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “indemnified party”) shall promptly notify the person or persons against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding (provided, however, that if such indemnified party shall object to the selection of counsel after having been advised by such counsel that there may be one or more legal defenses available to the indemnified party which are different from or additional to those available to the indemnifying party, the indemnifying party shall designate other counsel reasonably satisfactory to the indemnified party) and the indemnifying party shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

If the indemnification provided for in this Article VIII is unavailable to an indemnified party under the first or second paragraph hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall severally contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Reselling Purchasers on the other from the offering of the New Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Reselling Purchasers on the other in connection with the statement or omission that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Reselling Purchasers on the other in connection with the offering of the New Notes shall be deemed to be in the same proportion as the total net proceeds from the offering of the New Notes received by the Company bear to the total commissions, if any, received by all of the Reselling Purchasers in respect thereof. If there are no commissions allowed or paid by the Company to the Reselling Purchasers in respect of the New Notes, the relative benefits received by the Reselling Purchasers in the preceding sentence shall be the difference between the price received by such Reselling Purchasers upon resale of the New Notes and the price paid for the New Notes pursuant to the Purchase Agreement. The relative fault of the Company on the one hand and of the Reselling Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Reselling Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Article VIII shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VIII, no Reselling Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the New Notes purchased by it under this Agreement and resold as contemplated herein and in the Prospectus exceeds the amount of any damages which such Reselling Purchaser has otherwise paid or becomes liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Reselling Purchasers’ obligations to contribute as provided in this Article VIII are several in proportion to their respective purchase obligations and not joint.

IX. SURVIVAL

The indemnity and contribution agreements contained in Article VIII and the representations and warranties of the Company contained in Article VII of this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Reselling Purchaser or on behalf of any Reselling Purchaser or any person controlling any Reselling Purchaser and (iii) acceptance of and payment for any of the New Notes.

X. TERMINATION BY RESELLING PURCHASERS

At any time prior to the Closing Date this Agreement shall be subject to termination in the absolute discretion of the Reselling Purchasers, by notice given to the Company, if (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (iii) minimum prices shall have been established on the New York Stock Exchange by Federal or New York State authorities or (iv) any outbreak or material escalation of hostilities involving the United States or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the New Notes on the terms and in the manner contemplated by the General Disclosure Package and the Prospectus.

XI. TERMINATION BY PURCHASERS

If this Agreement shall be terminated by the Purchasers because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason (other than those set forth in Article V) the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Purchasers for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by such Purchasers in connection with the New Notes. Except as provided herein, the Purchasers shall bear all of their expenses, including the fees and disbursements of counsel.

XII. SUBSTITUTION OF PURCHASERS

If for any reason any Purchaser shall not purchase the New Notes it has agreed to purchase hereunder, the remaining Purchasers shall have the right within 24 hours to make arrangements satisfactory to the Company for the purchase of such New Notes hereunder. If they fail to do so, the amounts of New Notes that the remaining Purchasers are obligated, severally, to purchase under this Agreement shall be increased in the proportions which the total amount of New Notes which they have respectively agreed to purchase bears to the total amount of New Notes which all non-defaulting Purchasers have so agreed to purchase, or in such other proportions as the Purchasers may specify to absorb such unpurchased New Notes, provided that such aggregate increases shall not exceed 10% of the total amount of the New Notes set forth in Schedule A to the Purchase Agreement. If any unpurchased New Notes still remain, the Company shall have the right either to elect to consummate the sale except as to any such unpurchased New Notes so remaining or, within the next succeeding 24 hours, to make arrangements satisfactory to the remaining Purchasers for the purchase of such New Notes. In any such cases, either the Purchasers or the Representatives, on the one hand, or the Company, on the other hand, shall have the right to postpone the Closing Date for not more than seven business days to a mutually acceptable date. If the Company shall not elect to so consummate the sale and any unpurchased New Notes remain for which no satisfactory substitute Purchaser is obtained in accordance with the above provisions, then this Agreement shall terminate without liability on the part of any non-defaulting Purchaser or the Company for the purchase or sale of any New Notes under this Agreement. No provision in this paragraph shall relieve any defaulting Purchaser of liability to the Company for damages occasioned by such default.

XIII. NO ADVISORY OR FIDUCIARY RELATIONSHIP

The Company acknowledges and agrees that (a) the purchase and sale of the New Notes pursuant to this Agreement, including the determination of the public offering price of the New Notes and any related discounts and commissions, is an arm’s length commercial transaction between the Company, on the one hand, and the several Purchasers, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Purchaser has advised or is currently advising the Company on other matters) and no Purchaser has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent deemed by it to be appropriate.

XIV. MISCELLANEOUS

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York.

EXHIBIT A

[Letterhead of General Counsel of Verizon Communications Inc.]

and the other several Purchasers

referred to in the Purchase Agreement

dated             , among such

Purchasers and Verizon Communications Inc.

Re:	Verizon Communications Inc.

             Notes due

Dear Sirs:

I have been requested by Verizon Communications Inc., a Delaware corporation (the “Company”), as Executive Vice President – Public Policy and General Counsel of the Company, to furnish you with my opinion pursuant to Section IV(B) of the Standard Purchase Agreement Provisions (September 2013 Edition) attached as Annex A to the Purchase Agreement dated             (the “Agreement”) among the Company and you, relating to the purchase and sale of $            ,000,000 aggregate principal amount of the Company’s Notes due (the “New Notes”). Capitalized terms not defined herein have the meanings assigned to such terms in the Agreement.

In this connection, I, or attorneys under my direction, have examined among other things:

(a) The restated certificate of incorporation and the bylaws of the Company, each as presently in effect;

(b) A copy of the indenture dated as of December 1, 2000 (the “Original Indenture”), as supplemented by the supplemental indenture dated as of May 15, 2001 (the “First Supplemental Indenture”), as further supplemented by the supplemental indenture dated as of September 29, 2004 (the “Second Supplemental Indenture”) and as further supplemented by the supplemental indenture dated as of February 1, 2006 (the “Third Supplemental Indenture” and, together with the Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”), under which the New Notes are being issued, between the Company and U.S. Bank National Association (as successor to Wachovia Bank, National Association, formerly known as First Union National Bank) (the “Trustee”);

(c) [The Supplemental Indenture, dated as of                      between the Company and the Trustee] [The resolutions of the Board of Directors of the Company                     , adopted                     , (the “Board Resolution”)] [The certificate, dated                 , of authorized officers of the Company pursuant to authorization from the Board of Directors] specifically authorizing the New Notes, including the issuance and sale of the New Notes;

(d) The New Notes;

(e) The Agreement;

(f) The records of the corporate proceedings of the Company relating to the authorization, execution and delivery of the Indenture, [the Supplemental Indenture,] the Agreement and the New Notes;

(g) The records of all proceedings taken by the Company relating to the registration of the New Notes under the Securities Act of 1933, as amended (the “Act”), and qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “TIA”);

(h) The Registration Statement, the Pricing Prospectus, the General Disclosure Package and the Prospectus, as each such term is defined in the Agreement, including all documents filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated therein by reference (the “Incorporated Documents”).

1

I, or attorneys under my direction, have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates of public officials and other instruments relating to the offer and sale of the New Notes as I have deemed necessary or advisable for the purpose of this opinion. In such examination I have assumed that all signatures on all such documents are genuine and that all documents submitted to us as originals are authentic, and that copies of all documents submitted to us are complete and conform to the original documents.

On the basis of my examination of the foregoing and of such other documents and matters as I have deemed necessary as the basis for the opinions hereinafter expressed, I am of the opinion that:

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, is a duly licensed and qualified foreign corporation in good standing under the laws of those jurisdictions in which the Company’s ownership of its property or the conduct of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect on the business, business prospects, properties, financial condition or results of operations of the Company), and has adequate corporate power to own and operate its properties and to carry on the business in which it is now engaged.

2. All legal proceedings necessary to the authorization, issue and sale of the New Notes have been taken by the Company.

3. The Agreement has been duly and validly authorized, executed and delivered by the Company.

4. The Indenture is in proper form, has been duly authorized, has been duly executed by the Company and the Trustee and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, or similar laws of general applicability affecting the enforceability of creditors’ rights. The enforceability of the Indenture is subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing. The Indenture has been duly qualified under the TIA.

5. The New Notes conform as to legal matters in all substantial respects with the statements concerning them in the General Disclosure Package and the Prospectus, have been duly authorized and executed by the Company, (assuming due authentication and delivery thereof by the Trustee) have been duly issued for value by the Company and (subject to the qualifications set forth in paragraph 4 above) constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms and are entitled to the benefits afforded by the Indenture in accordance with the terms of the Indenture and of the New Notes.

6. Except as may be required by the securities or Blue Sky laws of certain jurisdictions, no authorization, approval or consent of any governmental or regulatory authority is required for the issuance and sale of the New Notes.

7. The execution and delivery of the Agreement, the New Notes and the Indenture and the consummation of the transactions contemplated therein will not result in a violation of or conflict with the provisions of the restated certificate of incorporation or the bylaws of the Company or any law, statute, order, decree, rule or regulation known to me of any court or governmental agency having jurisdiction over the Company or its property.

8. To my knowledge there is no litigation or governmental proceeding pending or threatened against the Company or its subsidiaries which would affect the subject matter of the Agreement.

9. The Registration Statement became effective under the Act and, to the best of my knowledge, no proceedings under Section 8 of the Act looking toward the possible issuance of a stop order with respect

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thereto or pursuant to Section 8A of the Act are pending or threatened and the Registration Statement remains in effect on the date hereof. The Registration Statement as of its effective date (including each deemed effective date pursuant to Rule 430B(f)(2)), the Pricing Prospectus as of the Applicable Time, as such term is defined in the Agreement, and the Prospectus as of the date thereof complied as to form in all material respects with the relevant provisions of the Act and of the Exchange Act as to the Incorporated Documents and the applicable rules and regulations of the Securities and Exchange Commission thereunder, except that I express no opinion as to the financial statements or other financial data contained therein. The Prospectus is lawful for use for the purposes specified in the Act in connection with the offer for sale and sale of the New Notes in the manner therein specified, subject to compliance with the provisions of securities or Blue Sky laws of certain States in connection with the offer for sale or sale of the New Notes in such States.

In addition, I confirm to you that I have no reason to believe (A) that the Registration Statement and the Incorporated Documents, considered as a whole on the effective date of the Registration Statement (including each deemed effective date pursuant to Rule 430B(f)(2)), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (B) that the General Disclosure Package and the Incorporated Documents, considered as a whole as of the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) that the Prospectus and the Incorporated Documents, considered as a whole as of the date of the Prospectus and on the date hereof, contained or contain any untrue statement of a material fact or omitted or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case I make no statement and express no belief as to the financial statements or other financial and accounting information and data or management’s report on the effectiveness of internal control over financial reporting contained therein.

In rendering the opinions contained herein, I am acting solely as General Counsel to the Company, and I am not engaged or acting as counsel for any other person or entity. I disclaim any responsibility or duty to conduct any further investigation of the matters addressed herein after the date hereof, and disclaim any responsibility or duty to bring to your attention any change in the information herein.

Without my prior written consent, the opinions contained herein may not be relied upon by any person or entity other than the addressees, quoted in whole or in part, or otherwise referred to in any report or document, or furnished to any other person or entity, except that Milbank, Tweed, Hadley & McCloy LLP may rely upon the opinions contained herein as if this letter were separately addressed to them.

Very truly yours,

cc: Milbank, Tweed, Hadley & McCloy LLP

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EXHIBIT B-1

MILBANK, TWEED, HADLEY & McCLOY LLP

1 Chase Manhattan Plaza

New York, New York 10005

VERIZON COMMUNICATIONS INC.

$            ,000,000              Notes due

and the other several Purchasers

referred to in the Purchase Agreement

dated             , among such

Purchasers and Verizon Communications Inc.

Ladies and Gentlemen:

We have been designated by Verizon Communications Inc. (the “Company”) as counsel for the purchasers of $            ,000,000 aggregate principal amount of its                      Notes due                      (the “New Notes”). Pursuant to such designation and the terms of a Purchase Agreement dated                     , relating to the New Notes (the “Purchase Agreement”), entered into by you with the Company, we have acted as your counsel in connection with your several purchases this day from the Company of the New Notes, which are issued under an Indenture dated as of December 1, 2000, as amended and supplemented (the “Indenture”), between the Company and U.S. Bank National Association (as successor to Wachovia Bank, National Association, formerly known as First Union National Bank), as Trustee. Capitalized terms used herein that are not defined herein shall have the meaning ascribed thereto in the Purchase Agreement.

We have reviewed originals or copies, certified to our satisfaction, of such corporate records of the Company, indentures, agreements and other instruments, certificates of public officials and of officers and representatives of the Company, and other documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as copies, and the authenticity of the originals of such latter documents. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of the Company and statements contained in the Registration Statement hereinafter mentioned.

In addition, we attended the closing held today at the offices of the Company at One Verizon Way, Basking Ridge, New Jersey, at which the Company caused the New Notes to be delivered to and held by the Trustee on behalf of The Depository Trust Company, 55 Water Street, New York, New York, for your several accounts, against payment therefor.

On the basis of the foregoing and having regard to legal considerations which we deem relevant, we are of the opinion that:

1. The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

2. The Purchase Agreement has been duly authorized, executed and delivered by and on behalf of the Company.

3. The Indenture has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except (A) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, or similar laws relating to or affecting creditors’ rights generally; (B) as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (i) the

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possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

4. The New Notes have been duly authorized and executed by the Company and the New Notes and the Indenture conform as to legal matters in all substantial respects to the description thereof contained in the General Disclosure Package and the Prospectus. The New Notes (assuming due authentication and delivery by the Trustee) have been duly issued for value by the Company and (subject to the qualifications stated in paragraph 3 above) constitute legal, valid and binding obligations of the Company enforceable against the Company, and are entitled to the benefits afforded by the Indenture in accordance with the terms of the Indenture and of the New Notes.

5. On the basis of information received by the Company from the Securities and Exchange Commission (the “Commission”), the Registration Statement, as such term is defined in the Purchase Agreement, filed with the Commission pursuant to the Securities Act of 1933, as amended (the “Act”), is effective under the Act. The Prospectus is lawful for use for the purposes specified in the Act, in connection with the offer for sale and sale of the New Notes in the manner therein specified, subject to compliance with the provisions of securities or Blue Sky laws of certain States in connection with the offer for sale or sale of the New Notes in such States. To the best of our knowledge, the Registration Statement remains in effect at this date.

6. The Registration Statement, as of its effective date (including each deemed effective date pursuant to Rule 430B(f)(2)), the Pricing Prospectus, as of the Applicable Time, and the Prospectus, as of the date thereof (except any financial statements or other financial data included in or omitted from, or incorporated by reference in, the Registration Statement or the Prospectus as to which no opinion is expressed) appear on their face to be appropriately responsive, in all material respects relevant to the offering of the New Notes, to the requirements of the Act and the Securities Exchange Act of 1934, as amended, as applicable, and the applicable rules and regulations of the Commission thereunder.

We express no opinion as to matters governed by any laws other than the laws of the State of New York, the Federal laws of the United States of America, the corporate laws of the State of Delaware and, to the extent the foregoing opinions involve laws other than the laws of the State of New York, the Federal laws of the United States of America or the corporate laws of the State of Delaware, in reliance upon the opinion of even date herewith of the General Counsel of the Company, such other laws.

The opinions contained herein are rendered to you and are solely for your benefit and the benefit of the Purchasers represented by you in connection with the transaction contemplated by the Purchase Agreement. These opinions may not be relied upon by you for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

Very truly yours,

MILBANK, TWEED, HADLEY & McCLOY LLP

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EXHIBIT B-2

MILBANK, TWEED, HADLEY & McCLOY LLP

1 Chase Manhattan Plaza

New York, New York 10005

VERIZON COMMUNICATIONS INC.

$            ,000,000             Notes due

and the other several Purchasers

referred to in the Purchase Agreement

dated                     , among such

Purchasers and Verizon Communications Inc.

Ladies and Gentlemen:

We acted as counsel for the Purchasers in connection with the purchase by you of $            ,000,000 aggregate principal amount of                      Notes due                      (the “New Notes”) issued by Verizon Communications Inc. (the “Company”) pursuant to the terms of a Purchase Agreement dated                     , relating to the New Notes (the “Purchase Agreement”), entered into by you with the Company. We are furnishing this letter to you pursuant to the Purchase Agreement. Capitalized terms used herein that are not defined herein shall have the meaning ascribed thereto in the Purchase Agreement.

As counsel for the Purchasers, we reviewed the Registration Statement, the Pricing Prospectus, the Prospectus and each Issuer Free Writing Prospectus identified in Schedule B to the Purchase Agreement which constitutes part of the General Disclosure Package (each such document being prepared by the Company), we reviewed certain corporate records and documents furnished to us by the Company and we participated in discussions with counsel for and representatives of the Company, independent registered public accountants for the Company and your representatives regarding the contents of the Registration Statement, the Pricing Prospectus, the Prospectus and such Issuer Free Writing Prospectus(es) and related matters. We note that we did not participate in the preparation of the documents incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, although we have reviewed such documents and considered the factual matters set forth therein as a part of the Registration Statement, the General Disclosure Package and the Prospectus as of the dates set forth in this letter. The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the General Disclosure Package or the Prospectus and we have not undertaken to verify independently any of such factual matters. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the General Disclosure Package and the Prospectus involve matters of a non-legal nature. Accordingly, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Prospectus and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements except to the extent set forth in paragraph 4 of our separate opinion letter to you dated the date hereof. In addition, we are not passing upon and do not assume any responsibility for ascertaining whether or when any of the General Disclosure Package or the Prospectus was conveyed to any person for purposes of Rule 159 under the Act.

On the basis of and subject to the foregoing we confirm to you that nothing has come to our attention that causes us to believe that: (i) the Registration Statement (other than the financial statements and schedules and other financial and accounting information and data and management’s report on the effectiveness of internal control over financial reporting, as to which we express no belief and make no statement), as of the effective date of the Registration Statement (including each deemed effective date pursuant to Rule 430B(f)(2)), contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the General Disclosure Package (other than the financial statements and other financial and accounting information and data and management’s report on the effectiveness of internal control over financial reporting, as to which we express no belief and make no statement), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the

6

statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Prospectus (other than the financial statements and other financial and accounting information and data and management’s report on the effectiveness of internal control over financial reporting, as to which we express no belief and make no statement), as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

This letter is furnished to you by us as counsel to the Purchasers, is solely for the benefit of the Purchasers in connection with the closing under the Purchase Agreement of the sale of the New Notes occurring today and may not be used, quoted, relied upon or otherwise referred to by any other person or for any other purpose without our express written consent in each instance. We disclaim any obligation to update anything herein for events occurring after the date hereof.

Very truly yours,

MILBANK, TWEED, HADLEY & McCLOY LLP

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EXHIBIT C

LETTER OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The letter of independent registered public accountants to be delivered pursuant to Article IV, paragraph (D) of the document entitled Standard Debt Securities Purchase Agreement Provisions (September 2013 Edition) shall be to the effect that:

At the closing, the Purchasers shall have received such number of copies as are necessary to provide one for each Purchaser of a letter satisfactory to the Purchasers or the Representatives and counsel to the Purchasers, dated as of the Closing Date and encompassing the performance of certain procedures described in the letter as of a date not more than five business days prior to the Closing Date (the “Cutoff Date”), from Ernst & Young LLP confirming that they are independent registered public accountants with respect to Verizon Communications Inc. (the “Company”) within the meaning of the Securities Act of 1933, as amended (the “Act”), and the applicable published rules and regulations of the Commission thereunder, specifically Rule 2-01 of Regulation S-X, and stating in effect (1) that in their opinion, the financial statements and schedules audited by them and incorporated by reference in the Pricing Prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the published rules and regulations thereunder, (2) that although they have not audited any financial statements of the Company as of any date or for any period subsequent to the prior-year audit, and although they have conducted an audit for that period, the purpose (and therefore the scope) of the audit was to enable them to express their opinion on the financial statements as of that date and for the year then ended, but not on the financial statements for any interim period within that year; therefore, they are unable to and do not express any opinion on the unaudited condensed consolidated balance sheet as of the latest available interim date, and the unaudited condensed consolidated statements of income, reinvested earnings, and cash flows for the latest available interim period subsequent to that prior-year audit which are included in the Pricing Prospectus and the Prospectus and for the comparable period of the preceding year; they have performed the procedures specified by the Public Company Accounting Oversight Board for a review of interim financial information as described in AU 722, Interim Financial Information, on the latest available unaudited interim condensed consolidated financial statements prepared by the Company, inquired of certain officials of the Company responsible for financial and accounting matters, and read the minutes of the Board of Directors and shareholders of the Company, all of which procedures have been agreed to by the Purchasers, nothing has come to their attention which caused them to believe that: (a) any unaudited interim condensed consolidated financial statements incorporated by reference in the Pricing Prospectus and the Prospectus (i) do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations thereunder or (ii) have not been presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements incorporated by reference in the Pricing Prospectus and the Prospectus; or (b) (i) as of the date of the latest available unaudited condensed consolidated interim financial statement prepared by the Company, there have been any changes in the capital stock or any increase in the short-term indebtedness or long-term debt of the Company or any decrease in net assets, in each case as compared with the amounts shown on the latest balance sheet incorporated by reference in the Pricing Prospectus and the Prospectus, (ii) for the period from the date of the latest financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus to the specified date referred to in the preceding clause (i), there were any decreases in operating revenues, operating income or net income, in each case as compared with the comparable period of the preceding year, or (iii) as of the Cutoff Date there have been any changes in the capital stock or any increase in the debt of the Company, or any decreases in net assets, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Pricing Prospectus and the Prospectus, and (iv) for the period from the date of the latest available interim financial statement referred to in clause (b)(i) above to the Cutoff Date, there were any decreases in operating revenues, operating income or net income, in each case as compared with the comparable period of the preceding year, except in all instances for changes or decreases which the Prospectus discloses have occurred or may occur or as disclosed in such letter and except for changes occasioned by the declaration and payment of dividends on the stock of the Company or occasioned by sinking fund payments made on the debt securities of the Company, and (3) that they have performed the following additional procedures with respect to the ratios of earnings to fixed charges included or incorporated by reference in the Pricing Prospectus and the Prospectus: (i) compared the amounts used in the computation of such ratios with the amounts included in the financial statements incorporated by reference in the Pricing Prospectus and the Prospectus and noted agreement in all material respects, and (ii) recomputed the ratios and noted agreement in all material respects.

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